Apyx Medical Corporation Announces Appointment of Minnie Baylor-Henry to the Company’s Board of Directors

CLEARWATER, FL - AUGUST XX, 2019 - Apyx Medical Corporation, formerly Bovie Medical Corporation, (NASDAQ:APYX) (the “Company”), a maker of medical devices and supplies and the developer of its Helium Plasma Technology, marketed and sold as Renuvion® in the cosmetic surgery market and J-Plasma® in the hospital surgical market, announced today that the Company has appointed Minnie Baylor-Henry to the Board of Directors, effective August 1, 2019. Ms. Baylor-Henry will serve as a Director and as Chair of the newly-created Regulatory and Compliance Committee.

“Ms. Baylor-Henry is an accomplished professional in the healthcare industry with over 20 years of experience in Regulatory Affairs, including leadership positions at both large global medical device companies and the U.S. Food & Drug Administration,” said Charlie Goodwin, Chief Executive Officer. “I’m very pleased to welcome her to our Board and look forward to her strategic insight and guidance as the Chairman of our new Regulatory and Compliance Committee.”

Ms. Baylor-Henry currently provides strategic regulatory support to healthcare companies on a consulting basis. From 1999 until 2015, she worked in Regulatory Affairs at Johnson & Johnson and its subsidiaries, McNeil Consumer Health Care and RW Johnson Pharmaceutical Research and Development Corporation. During this period, she held a series of leadership roles of increasing responsibility, culminating in her promotion to Worldwide Vice President of Regulatory Affairs for Johnson & Johnson’s Medical Devices business. Ms. Baylor-Henry also worked as a National Director at Deloitte & Touche in the Regulatory Affairs Life Science practice, which is part of their Audit and Enterprise Risk Services. From 1991 until 1999, Mr. Baylor-Henry worked for the U.S. Food & Drug Administration (“FDA”), where she served as a Director and Branch Chief of the FDA’s Division of Drug Marketing, Advertising and Communications. Ms. Baylor-Henry holds a B.S. in Pharmacy from Howard University’s College of Pharmacy and a J.D. from Catholic University of America’s Columbus School of Law in Washington, D.C.

Investor Relations Contact:

Westwicke Partners on behalf of Apyx Medical Corporation
Mike Piccinino, CFA
investor.relations@apyxmedical.com

About Apyx Medical Corporation:

Apyx Medical Corporation (formerly Bovie Medical Corporation) is an advanced energy technology company with a passion for elevating people’s lives through innovative products in the cosmetic and surgical markets. Known for its innovative Helium Plasma Technology, Apyx is solely focused on bringing transformative solutions to the physicians and patients it serves. The company’s Helium Plasma Technology is marketed and sold as Renuvion® in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Renuvion offers plastic surgeons, fascial plastic surgeons and cosmetic physicians a unique ability to provide controlled heat to the tissue to achieve their desired results. The J-Plasma system allows surgeons to operate with a high level of precision and virtually eliminating unintended tissue trauma. The Company also leverages its deep expertise and decades of experience in unique waveforms through original equipment manufacturing (OEM) agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Apyx Medical Corporation website at www.ApyxMedical.com.

Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company’s filings with the Securities and Exchange Commission including the Company’s Report on Form 10-K for the year ended December 31, 2018 and subsequent Form 10-Q filings. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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